VOID AFTER 5:00 P.M., NEW YORK, NEW YORK LOCAL TIME ON DECEMBER 31, 2001.


THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF (COLLECTIVELY THE "SECURITIES") HAVE EVEN ACQUIRED FOR INVESTMENT ONLY AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO UNAPIX ENTERTAINMENT, INC. THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

                           UNAPIX ENTERTAINMENT, INC.

                    COMMON STOCK PURCHASE WARRANT CERTIFICATE
                               TO PURCHASE ______
                             SHARES OF COMMON STOCK

Certificate No. PW- 01

      This Warrant Certificate certifies that _________, having an office at _______________, or registered assigns, is the registered Holder (the "Holder") of ________ (_____) Common Stock Purchase Warrants (the "Warrants") to purchase shares of the common stock, $.01 par value (the "Common Stock"), of Unapix Entertainment, Inc., a Delaware corporation (the "Company").

      The Warrants represented by this Warrant Certificate were issued as partial compensation for the Holder's acting as a non-exclusive Placement Agent or as a finder's fee in connection with a private placement made by the Company pursuant to a certain Confidential Private Placement Memorandum dated April 30, 1996, as supplemented to date (the "Memorandum").

      1.    EXERCISE OF WARRANT.

            (A) Each Warrant enables the Holder, subject to the provisions of this Warrant Certificate and to the listing of the shares issuable upon exercise hereof on the American Stock Exchange (the "AMEX"), to purchase from the Company at any time and from time to time commencing on the date of issuance (the "Initial Exercise Date") through the including 5:00 p.m., New York, New York local time on December 31, 2001 (the "Expiration Date") one (1) fully paid and non-assessable share of Common Stock ("Shares") upon due presentation and surrender of this Warrant Certificate accompanied by payment of the purchase price of $4.50 per Share (the "Exercise Price"). Payment shall be made in lawful money of the

United States of America by certified check payable to the Company at its principal office at 200 Madison Avenue, New York, New York 10016, or upon surrender of this Warrant as hereinafter described. As hereinafter provided, the Exercise Price and number of Shares purchasable upon the exercise of the Warrants are subject to modification or adjustment upon the happening of certain events.

            (B) Subject to the shares issuable upon exercise of the Warrant being listed on the AMEX, this Warrant Certificate is exercisable at any time on or after the Initial Exercise Date in whole or in part by the Holder in person or by attorney duly authorized in writing at the principal office of the Company.

      2. EXCHANGE, FRACTIONAL SHARES, TRANSFER.

            (A) Upon surrender to the Company, this Warrant Certificate may be exchanged for another Warrant Certificate or Warrant Certificates evidencing a like aggregate number of Warrants. If this Warrant Certificate shall be exercised in part, the Holder shall be entitled to receive upon surrender hereof another Warrant Certificate or Warrant Certificates evidencing the number of Warrants not exercised;

            (B) Anything herein to the contrary notwithstanding, in no event shall the Company be obligated to issue Warrant Certificates evidencing other than a whole number of Warrants or issue certificates evidencing other than a whole number of Shares upon the exercise of this Warrant Certificate; provided, however, that the Company shall pay with respect to any such fraction of a Share an amount of cash based upon the current public market value (or book value, if there shall be no public market value) for Shares purchasable upon exercise hereof;

            (C) The Company may deem and treat the person in whose name this Warrant Certificate is registered as the absolute true and lawful owner hereof for all purposes whatsoever; and

            (D) This Warrant Certificate may not be transferred except in compliance with the provisions of the Act and applicable state securities laws and in accordance with the provisions of Section 11 hereof.

      3. RIGHTS OF A HOLDER. No Holder shall be deemed to be the Holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose nor shall anything contained herein be construed to confer upon the Holder any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof or to give or withhold consent to any corporate action (whether upon any reorganization, issuance of stock, reclassification or conversion of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings or to receive dividends or subscription rights or otherwise until a Warrant shall have been exercised and the Common Stock purchasable upon the exercise thereof shall have become issuable.

      4. REGISTRATION OF TRANSFER. The Company shall maintain books for the transfer and registration of Warrants. Upon the transfer of any Warrants in accordance with the provisions of Section 2(D) hereof (a "Permitted Transfer"), the Company shall issue and register the Warrants in the names of the new Holder. The Warrants shall be signed manually by the Chairman, Chief Executive Officer, President or any Vice President and the Secretary or Assistant Secretary of the Company. The Company shall transfer, from time to time, any outstanding Warrants upon the books to be maintained by the Company for such purpose upon surrender thereof for transfer properly endorsed or accompanied by appropriate instructions for transfer. Upon any Permitted Transfer, a new Warrant Certificate shall be issued to the transferee and the surrendered Warrants shall be cancelled by the Company. Warrants may be exchanged at the option of the Holder, when surrendered at the office of the Company, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Shares. Subject to the terms of this Warrant Certificate, upon such surrender and payment of the purchase price at any time after the Initial Exercise Date, the Company shall issue and deliver with all reasonable dispatch to or upon the written order of the Holder of such Warrants and in such name or names as such Holder may designate, a certificate or certificates for the number of full Shares so purchased upon the exercise of such Warrants. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become the Holder of record of such Shares as of the date of the surrender of such Warrants and payment of the purchase price; provided, however, that if, at the date of surrender and payment, the transfer books of the Company shall be closed, the certificates for the Shares shall be issuable as of the date on which such books shall be opened and until such date the Company shall be under no duty to deliver any certificate for such Shares; provided, further, however, that such transfer books, unless otherwise required by law or by applicable rule of any national securities exchange or interdealer quotation system, shall not be closed at any one time for a period longer than 20 days. The rights of purchase represented by the Warrants shall be exercisable, at the election of the Holders, either as an entirely or from time to time for only part of the Shares at any time on or after the Initial Exercise Date.

      5. STAMP TAX. The Company will pay any documentary stamp taxes attributable to the initial issuance of the Shares issuable upon the exercise of the Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Shares in a name other than that of the Holder in respect of which such Shares are issued, and in such case the Company shall not be required to issue or deliver any certificate for Shares or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's satisfaction that such tax has been paid.

      6. LOST, STOLEN OR MUTILATED CERTIFICATES. In case this Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company may, in its discretion, issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the lost, stolen or destroyed Warrant Certificate, a new Warrant Certificate of like tenor representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction and an indemnity, if requested, also satisfactory to it.

      7. RESERVED SHARES. The Company warrants that there have been reserved, and covenants that at all times in the future it shall keep reserved, out of the authorized and unissued Common Stock, a number of Shares sufficient to provide for the exercise of the rights of purchase represented by this Warrant Certificate. The Company agrees that all Shares issuable upon exercise of the Warrants shall be, at the time of delivery of the certificates for such Shares, validly issued and outstanding, fully paid and non-assessable and that the issuance of such Shares will not give rise to preemptive rights in favor of existing stockholders.

      8. ANTI-DILUTION PROVISIONS.

            (A) Stock Dividend - Split-Ups. If after the date hereof, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock or by a split-up of shares of Common Stock or other similar event, then, on the day following the date fixed for the determination of holders of Common Stock entitled to received such stock dividend or split-up, the number of shares issuable on exercise of each Warrant shall be increased in proportion to such increase in outstanding shares and the then applicable Exercise Price shall be correspondingly decreased.

            (B) Aggregation of Shares. If after the date hereof, the number of outstanding shares of Common Stock is decreased by a consolidation, combination or reclassification of shares of Common Stock or other similar event, then, after the effective date of such consolidation, combination or reclassification, the number of shares issuable on exercise of each Warrant shall be decreased in proportion to such decrease in outstanding shares and the then applicable Exercise Price shall be correspondingly increased.

            (C) Reorganization, etc. If after the date hereof any capital reorganization or reclassification of the Common Stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation or other similar event shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, or sale, lawful and fair provision shall be made whereby the Warrant holders shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, such shares of stock, securities, or assets as may be issued or payable with the respect to or in exchange for the number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented by the Warrants, had such reorganization, reclassification, consolidation, merger, or sale not taken place and in such event appropriate provision shall be made with respect to the rights and interests, of the Warrant holders to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Exercise Price and of the number of shares purchasable upon the exercise of the Warrants) shall thereafter be applicable, as nearly as may be in relation to any share of stock, securities, or assets thereafter deliverable upon the exercise hereof.

            (D) Notice of Certain Transactions. If, at any time while this Warrant is outstanding, the Company shall pay any dividend payable in cash or in Common Stock, shall offer to the holders of its Common Stock for subscription or purchase by them any shares of stock of any class or any other rights, or shall enter into an agreement to merge or consolidate with another corporation, the Company shall cause notice thereof to be mailed to the registered holder of this Warrant at its address appearing on the registration books of the Company, at least 30 days prior to the record date as of which holders of Common Stock shall participate in such dividend, distribution or subscription or other rights or at least 30 days prior to the effective date of the merger or consolidation. Failure to give notice as required by this Section, or any defect therein, shall not affect the legality or validity of any dividend, distribution or subscription or other right.

            9. CONSOLIDATION OR MERGER. The Company covenants and agrees that it will not merge or consolidate with or into or sell or otherwise transfer all or substantially all of its assets to any other corporation or entity unless at the time of or prior to such transaction the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing such assets, shall expressly assume all of the liabilities and obligations of the Company under this Warrant and (without limiting the generality of the foregoing) shall expressly agree that the Holder of this Warrant shall thereafter have the right to receive upon the exercise of this Warrant the number and kind of shares of stock and other securities and property receivable upon such transaction by a Holder of the number and kind of shares which would have been receivable upon the exercise of this Warrant immediately prior to such transaction.

            10. REGISTRATION RIGHTS UNDER THE SECURITIES ACT OF 1933.

                  (A) The Company shall advise the Holder of this Warrant or of the Warrant Shares or any then Holder of Warrants of Warrant Shares (such persons being collectively referred to herein as "Holders") by written notice at least three weeks prior to the anticipated filing of any registration statement under the Act (other than a registration statement on Forms S-4 or Form S-8 promulgated under the Act or any successor or similar form) filed by the Company covering the public offering of securities of the Company for its own account (the "Registration Statement"), or subject to the Company's not being prohibited from doing so pursuant to an agreement with another party, for the account of another party, and will for a period of two (2) years commencing the date hereof, upon the request of any such Holder given not later than 10 days after receipt of such notice from the Company (which notice from the Company will offer such Holder the option to include Shares in such Registration Statement), include in any such Registration Statement such information as may be required to permit a public offering of the Shares. Such inclusion shall be on the same terms and conditions as any similar securities of the Company so included, including, without limitation, the same registration form. Notwithstanding the foregoing, if the Managing Underwriter of any such offering shall advise the Company in writing that, in its opinion, the distribution of all or a portion of the shares requested to be included in the registration concurrently with the securities being registered by the Company would materially adversely affect the distribution of such securities then the Holders who shall have requested registration of Warrant Shares shall withdraw the offer and sale of such Warrant Shares (or the portions thereof so designated by such Managing Underwriter) for such period as the Managing Underwriter shall in its sole discretion determine. The Company shall supply prospectuses and other documents as the Holder may reasonably request in order to facilitate the public sale or other disposition of the Shares, use its best efforts to qualify the Shares for sale in such states as any such Holder reasonably designates and do any and all other acts and things which may be necessary or desirable to enable such Holders to consummate the public sale or other disposition of the Shares, and furnish indemnification in the manner as set forth in Subsection (B)(2)(a) and (b) of this Section 10. Such Holders shall furnish information and indemnification as set forth in Subsection (B)(2)(c) of this Section 10. Notwithstanding anything to the contrary contained herein, each holder of Warrants or Warrant Shares shall be entitled to exercise his or its rights pursuant to the terms of this
Section 10(A) with respect to not more than one registration which becomes effective under the Act.

                  (B) The following provisions of this Section 10 shall also be applicable:

                        (1) The Company shall bear the entire cost and expense
                  of any registration of securities under Subsection (A) of this
                  Section 10 notwithstanding that Shares subject to this Warrant may be included in any such registration, except that the Holders shall bear the fees of their own counsel and any underwriting discounts or commissions applicable to any of the securities sold by them.

                        (2) (a) The Company shall indemnify and hold harmless
                  each such Holder whose Shares are included in any such registration statement, the directors and officers of any such Holder, and each person that controls such Holder (within the meaning of Section 15 under the Act), and each underwriter, within the meaning of the Act, who may purchase from or sell for any such Holder any Shares, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in such registration statement or any post-effective amendment thereto under the Act or any prospectus included therein or filed or furnished in connection therewith, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished or required to be furnished in writing to the Company by such Holder or underwriter expressly for use therein, which indemnification shall include each person, if any, who controls any such underwriter within the meaning of such Act; provided, however, that the Company shall not be so obliged to indemnify any such underwriter or controlling person unless such underwriter shall at the same time indemnify the Company, its directors, each officer signing the related registration statement and each person, if any, who controls the Company within the meaning of such Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any such registration statement or any prospectus included therein or filed or furnished in connection therewith or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement or omission based upon information furnished in writing to the Company by any such underwriter expressly for use therein.

                        (b) If any action or proceeding (including any
                  governmental investigation) shall be brought, threatened or asserted against any indemnified person in respect of which indemnity may be sought from the Company, such indemnified person shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the retention of counsel and the payment of all related expenses. Any such indemnified person shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified person unless: (i) the Company has agreed to pay such fees and expenses; or (ii) the Company shall have failed to assume the defense of such action or proceeding. The Company shall not be liable for any settlement of any such action or proceeding or confession of judgement effected by the indemnified person without the Company's consent.

                        (c) The Holders registering Shares shall agree to
                  indemnify and hold harmless the Company, its directors and officers, and each person, if any, who controls the Company within the meaning of Section 15 of the Act, to the same extent as the indemnity from the Company to each such person provided in Subsection (B)(2)(a) of this Section 10 but only with respect to information relating to such indemnified person furnished in writing by such indemnified person to the Company expressly for use in the registration statement or related prospectus (preliminary or final), or any amendment or supplement thereto. In case any action or proceeding shall be brought against the Company or its directors or officers or any such controlling person, in respect to which indemnity may be sought against a Holder under the preceding sentence, each such Holder shall have the rights and duties given the Company under Section
                  (B)(2)(b) of this Section 10.

                  (C) Notwithstanding anything to the contrary contained in this
Section 10, the Holder shall not be entitled to registration rights or to receive notice, in each case pursuant to Section 10 if the Holder receives an opinion in form and substance reasonably satisfactory to him from counsel to the Company reasonably acceptable to him that the proposed offer and sale of the Shares by him is exempt from the registration requirements of the Act, by reason of the availability of the exemption provided by Rule 144.

                  (D) The Holders requesting registration shall furnish to the Company in writing such information and documents as, in the opinion of counsel to the Company, may be reasonably required properly to prepare and file such registration statement in accordance with the applicable provision of the Act.

            11. TRANSFER TO COMPLY WITH THE SECURITIES ACT OF 1933.

                  (A) The Holder of this Warrant Certificate, each transferee hereof and any Holder and transferee of any Shares, by his acceptance thereof, agrees that (a) no public distribution of Warrants or Shares will be made in violation of the Act, and (b) during such period as the delivery of a prospectus with respect to Warrants or Shares may be required by the Act, no public distribution of Warrants or Shares will be made in a manner or on terms different from those set forth in, or without delivery of, a prospectus then meeting the requirements of Section 10 of the Act and in compliance with applicable state securities laws. The Holder of this Warrant Certificate and each transferee hereof further agrees that if any distribution of any of the Warrants or Shares is proposed to be made by them otherwise than by delivery of a prospectus meeting the requirements of Section 10 of the Act, such action shall be taken only after submission to the Company of an opinion of counsel, reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed distribution will not be in violation of the Act or of applicable state law. Furthermore, it shall be a condition to the transfer of the Warrants that any transferee thereof deliver to the Company his written agreement to accept and be bound by all of the terms and conditions contained in this Warrant Certificate.

                  (B) This Warrant or the Shares or any other security issued or issuable upon exercise of this Warrant may not be sold or otherwise disposed of except as follows:

                        (1) To a person who, in the opinion of counsel for the Holder reasonably acceptable to the Company, is a person to whom this Warrant or Shares may legally be transferred without registration and without the delivery of a current prospectus under the Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this subsection (B)(l) with respect to any resale or other disposition of such securities which agreement shall be satisfactory in form and substance to the Company and its counsel; provided that the foregoing shall not apply to any such Warrant, Shares or other security as to which Holder shall have received an opinion letter from counsel to the Company as to the exemption thereof from the registration under the Act pursuant to Rule 144 under the Act; or

                        (2) To any person upon delivery of a prospectus then meeting the requirements of the Act relating to such securities and the offering thereof for such sale or disposition.

                  (C) Each certificate for Shares issued upon exercise of this Warrant shall bear a legend relating to the non-registered status of such Shares under the Act, unless at the time of exercise of this Warrant such Shares are subject to a currently effective registration statement under the Act.

            12. MISCELLANEOUS.

                  (A) LAW TO GOVERN. This Warrant shall be governed by and construed in accordance with the substantive laws of the State of New York, without giving effect to conflict of laws principles.

                  (B) ENTIRE AGREEMENT. This Warrant Certificate constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions whether express or implied, oral or written. Neither this Warrant Certificate nor any portion or provision hereof may be changed, waived or amended orally or in any manner other than by an agreement in writing signed by the Holder and the Company.

                  (C) NOTICES. Except as otherwise provided in this Warrant Certificate, all notices, requests, demands and other communications required or permitted under this Warrant Certificate or by law shall be in writing and shall be deemed to have been duly given, made and received only when delivered against receipt or when deposited in the United States mails, certified or registered mall, return receipt requested, postage prepaid, addressed as follows:

Company:  Unapix Entertainment, Inc.
          200 Madison Avenue
          New York, NY 10016
          Attn: President

Holder:   At the address shown for the
          Holder in the registration
          book maintained by the
          Company.

Copy to:  Michael R. Epps, Esq.
          c/o The Mezzanine Financial Fund
          2 Bridge Avenue
          Red Bank, NJ 07701

                  (D) SEVERABILITY. If any provision of this Warrant Certificate is prohibited by or is unlawful or unenforceable under any applicable law of any jurisdiction, such provision shall, as to such jurisdiction be in effect to the extent of such prohibition without invalidating the remaining provisions hereof; provided, however, that nay such prohibition in any jurisdiction shall not invalidate such provision in any other jurisdiction; and provided, further that where the provisions of any such applicable law may be waived, that they hereby are waived by the Company and the Holder to the full extent permitted by law and to the end that this Warrant instrument shall be deemed to be a valid and binding agreement in accordance with its terms.

      IN WITNESS WHEREOF, Unapix Entertainment, Inc., has caused this Warrant Certificate to be signed by its duly authorized officers as of the ____ day of _____ 1996.

                                       UNAPIX ENTERTAINMENT, INC.



                                       By:_______________________________
                                          Herbert M. Pearlman,
                                          Chairman


Attest:



_______________________________
David S. Lawi, Secretary


[CORPORATE SEAL]